Exhibit 99.1
Inotiv Reports Third Quarter Financial Results for Fiscal 2024 and Provides Business Update

– Third quarter fiscal 2024 revenue down 32.8% to $105.8 million
–Year-to-date fiscal 2024 revenue down 16.5% to $360.3 million
–Conclusion of certain government investigations
–Site optimization projects complete
–Conference call begins today at 4:30 pm ET
WEST LAFAYETTE, IN, August 8, 2024– Inotiv, Inc. (Nasdaq: NOTV) (the “Company”), a leading contract research organization specializing in nonclinical and analytical drug discovery and development services and research models and related products and services, today announced financial results for the three months (“Q3 FY 2024”) and nine months ("YTD FY 2024") ended June 30, 2024.
Revenue by Segment (in millions of USD)

	Three Months Ended June 30, 2024		% change	Nine Months Ended June 30, 2024		% change
	2024	2023		2024	2023
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
DSA (Discovery & Safety Assessment)	$44.2	$46.8	(5.6)%	$135.5	$134.9	0.4%
RMS (Research Models & Services)	$61.6	$110.7	(44.4)%	$224.8	$296.8	(24.3)%
Total	$105.8	$157.5	(32.8)%	$360.3	$431.7	(16.5)%

Management Commentary

Robert Leasure Jr., President and Chief Executive Officer, commented, “The third quarter was productive for Inotiv; however, the period was not without challenges. Our financial results in Q3 were negatively impacted again, much like Q2, due to lower NHP demand and pricing. However, we were able to accomplish some significant milestones and see signs of improvements going into the end of 2024 and into 2025. We were pleased to see the conclusion of certain open government investigations. We are seeing signs of recovery for the NHP business, we are beginning to see growth in segments of our U.S, European and U.K., RMS businesses and portions of our DSA business. We have completed additional site optimization, integration and transportation initiatives which continue to provide efficiencies and expense reductions while improving service and delivery.

We have faced some unexpected challenges over the past two years, but we have made progress and have confidence in the future for our industry, our company, and the investments we have made to prepare ourselves for the future. We want to position ourselves so we will not be dependent solely on a market recovery to improve our results of operations and cash flow. Our results for Q3 show some trends towards that momentum."

Financial Highlights

Q3 FY 2024 Highlights

•Revenue was $105.8 million in Q3 FY 2024 as compared to $157.5 million during the three months ended June 30, 2023 (“Q3 FY 2023”), driven primarily by a decrease of $49.1 million, or 44.4%, in Research Models and Services (“RMS”) revenue and a $2.5 million, or 5.4%, decrease in Discovery and Safety Assessment ("DSA") revenue.
•Consolidated net loss for Q3 FY 2024 was $26.1 million, or 24.7% of total revenue, compared to consolidated net income of $0.4 million, or 0.2% of total revenue, in Q3 FY 2023.
•Adjusted EBITDA1 in Q3 FY 2024 was $0.1 million, or 0.1% of total revenue, compared to $30.5 million, or 19.4% of total revenue, in Q3 FY 2023.
•Book-to-bill ratio for Q3 FY 2024 was 0.94x for the DSA services business.
•DSA backlog was $139.4 million at June 30, 2024, down from $149.1 million at June 30, 2023, and down from $142.1 million at March 31, 2024.

YTD FY 2024 Highlights

•Revenue was $360.3 million during YTD FY 2024 compared to $431.7 million during the nine months ended June 30, 2023 ("YTD FY 2023"), primarily driven by a $72.0 million, or 24.3%, decrease in RMS revenue.
•Consolidated net loss for YTD FY 2024 was $90.0 million, or 25.0% of total revenue, compared to consolidated net loss of $96.2 million, or 22.3% of total revenue, for YTD FY 2023. Consolidated net loss for YTD FY 2024 included a $28.5 million charge related to the Resolution Agreement (the “Resolution Agreement”) the Company and its related entities entered into with the U.S. Department of Justice ("DOJ") and the United States Attorney’s Office for the Western District of Virginia (“USAO-WDV”) and the Plea Agreement (the “Plea Agreement”) Envigo RMS, LLC and Envigo Global Services, Inc. entered into with the DOJ and the USAO-WDV. Each of the Resolution Agreement and the Plea Agreement were entered into on June 3, 2024 in connection with the resolution of a previously-announced criminal investigation into the Company’s shuttered canine breeding facility located in Cumberland, Virginia. Consolidated net loss for YTD FY 2023 included a $66.4 million non-cash goodwill impairment charge related to the RMS segment.
•Adjusted EBITDA1 in YTD FY 2024 was $12.8 million, or 3.6% of total revenue, compared to $42.1 million, or 9.8% of total revenue, in YTD FY 2023.
•Book-to-bill ratio for YTD FY 2024 was 1.06x for the DSA services business.

1 This is a non-GAAP financial measure. Refer to “Non-GAAP to GAAP Reconciliation” in this release for further information.

DSA and RMS Highlights

•On June 2, 2024, the Company, certain subsidiaries of the Company and the lenders party thereto entered into a Fifth Amendment (“Fifth Amendment”) to the Credit Agreement. The Fifth Amendment, among other changes, permits charges or expenses attributable to or related to the Resolution Agreement and the Plea Agreement to be added back to the Company’s Consolidated EBITDA in an amount up to $28.5 million, of which the Company paid $6.5 million during Q3 FY 2024; excludes any direct effects to the Company resulting from the Resolution Agreement and the Plea Agreement from being deemed a material adverse effect under the Credit Agreement; permits liens on the Company and certain subsidiaries in favor of the DOJ in connection with the Resolution Agreement and the Plea Agreement; provides that certain uncured or unwaived breaches of the terms and conditions of the Resolution Agreement and the Plea Agreement shall be considered an event of default under the Credit Agreement; and enables the lenders to cause, at their discretion, material foreign subsidiaries to be joined as guarantors of the Company’s obligations under the Credit Agreement.
•On June 3, 2024, Inotiv, Inc. announced that it had reached agreement with the DOJ to resolve a previously-announced criminal investigation into its shuttered canine breeding facility located in Cumberland, Virginia, which was operated originally by Envigo RMS, LLC, an entity acquired by the Company in November 2021.
•The Company continued to execute on its site optimization plan for its Blackthorn, U.K. site, which the Company is leasing back until its operations are relocated to its Hillcrest, U.K. site. The relocation of operating activities from Blackthorn into its Hillcrest, U.K. site have been completed and the Company plans to exit the leased facility by the end of September 2024.
Third Quarter Fiscal 2024 Financial Results (Three Months Ended June 30, 2024)

Revenue decreased 32.8% to $105.8 million in Q3 FY 2024 as compared to $157.5 million in Q3 FY 2023. The lower total revenue in the second quarter was primarily driven by a $49.1 million decrease in RMS revenue and a $2.5 million decrease in DSA revenue. The decrease in RMS revenue was primarily due to the lower non-human primate ("NHP") related product and service revenue of $45.7 million mainly as a result of product volumes and pricing. Additionally, in Q3 FY 2024, there was a decrease of $3.0 million in RMS revenue as a result of the sale of our Israeli businesses in the fourth quarter of fiscal 2023.

Operating loss was $20.8 million in Q3 FY 2024 as compared to operating income of $8.8 million in Q3 FY 2023. The higher total operating loss in Q3 FY 2024 was primarily due to the decrease in RMS revenue, partially offset by a decrease of $18.0 million in RMS cost of revenue1 and a decrease of $1.6 million in RMS operating expenses. The decrease in cost of revenue was primarily driven by a $17.3 million reduction of NHP-related cost of revenue1 and the impact of the sale of our Israeli businesses of $2.1 million. The decrease in operating expenses2 was primarily related to the $1.1 million decrease in provision of expected credit losses in addition to decreases in restructuring costs, severance, remediation costs and legal and professional fees, partially offset by the $2.0 million charge related to the Resolution and Plea Agreements.

Cash and cash equivalents as of June 30, 2024, was $14.4 million and there were no borrowings on the Company’s $15.0 million revolving credit facility. Total debt, net of debt issuance costs, as of June 30, 2024, was $382.4 million. As of the date of this release, the Company has borrowings of $12.0 million outstanding under its revolving credit facility. On August 7, 2024, the Company entered into the Sixth Amendment (the "Sixth Amendment") to the Credit Agreement, which waives the financial covenant tests for the quarter ending June 30, 2024.
Year-to-Date Fiscal 2024 Financial Results (Nine Months Ended June 30, 2024)

Revenue decreased 16.5% to $360.3 million in YTD FY 2024 as compared to $431.7 million in YTD FY 2023. The lower total revenue in YTD FY 2024 was primarily driven by a $72.0 million decrease in RMS revenue due primarily to the negative impact of lower NHP sales of $58.2 million. Additionally, there was a decrease of $8.9 million in RMS revenue as a result of the sale of our Israeli businesses in the fourth quarter of fiscal 2023. The remaining decrease in RMS revenue was due primarily to decreases in small animal sales and RMS services in the U.S., partially offset by an increase in diets and bedding sales.

Operating loss was $73.2 million in YTD FY 2024 as compared to $83.9 million in YTD FY 2023. The lower total operating loss in YTD FY 2024 was primarily due to a $66.4 million non-cash goodwill impairment charge related to our RMS segment in YTD FY 2023 that did not recur in YTD FY 2024, partially offset by the $28.5 million charge incurred during YTD FY 2024 related to the Resolution and Plea Agreements.

Cash and cash equivalents of $14.4 million at June 30, 2024, compares to $35.5 million at September 30, 2023, the end of fiscal year 2023. Cash used by operating activities was $4.4 million for YTD FY 2024, which includes the June 3, 2024 payments of $6.5 million related to the Resolution and Plea Agreements, compared to cash provided by operating activities of $9.1 million for YTD FY 2023. For YTD FY 2024, capital expenditures totaled $17.0 million compared to $21.3 million for YTD FY 2023.

1Cost of revenue includes cost of services provided and cost of products sold excluding depreciation and amortization of intangible assets
2Operating expenses include selling, general and administrative and other operating expenses excluding depreciation and amortization of intangible assets..
Subsequent Events
•On July 23, 2024, the U.S. Attorney’s Office for the Southern District of Florida informed the Company that it was no longer investigating the Company or its subsidiaries with respect to their procurement of NHPs from foreign suppliers or NHP importation practices.
•On August 7, 2024, the Company, certain subsidiaries and the lenders party thereto entered into a Sixth Amendment to the Credit Agreement. The Sixth Amendment among other changes, waives the financial covenant tests set out under the Credit Agreement for the fiscal quarter ending June 30, 2024, establishes a new weekly liquidity reporting requirement to the lenders, and establishes a new minimum weekly liquidity requirement of $7.0 million for the weeks ending August 16, 2024, August 23, 2024 and August 30, 2024, $17.5 million for the weeks ending October 11, 2024, October 18, 2024 and October 25, 2024 and $10.0 million for each other week thereafter.
Webcast and Conference Call
Management will host a conference call on Thursday, August 8, 2024, at 4:30 pm ET to discuss third quarter fiscal 2024 results.
Interested parties may participate in the call by dialing:
•(800) 225-9448 (Domestic)
•(203) 518-9708 (International)
•"Inotiv" (Conference ID)

The live conference call webcast will be accessible in the Investors section of the Company’s web site and directly via the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1677787&tp_key=b286b1a375

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Inotiv’s web site at: https://www.inotivco.com/investors/investor-information/.

Non-GAAP to GAAP Reconciliation
This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA and Adjusted EBITDA as a percentage of total revenue for the three and nine months ended June 30, 2024 and 2023 and selected business segment information for those periods. Adjusted EBITDA as reported herein refers to a financial measure that excludes from consolidated net loss, statements of operations line items interest expense and income tax benefit, as well as non-cash charges for depreciation and amortization, stock compensation expense, acquisition and integration costs, startup costs, restructuring costs, unrealized foreign exchange (gain) loss, amortization of inventory step up (gain) loss on disposition of assets, other unusual, third party costs, the charge in connection with the Resolution and Plea Agreements and goodwill impairment loss. The adjusted business segment information excludes from operating loss and unallocated corporate operating expenses for these same expenses.
The Company believes that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate the Company’s ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources. Investors should consider these non-GAAP measures as supplemental and in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.
Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments. Management strongly encourages investors to review the Company's condensed consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.
About the Company
Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. The Company’s products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs and medical devices to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical research and development projects, all while working together to build a healthier and safer world. Further information about Inotiv can be found here: https://www.inotivco.com/.
This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, statements regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our services and products; (iii) trends in the industries that consume our services and products; (iv) market and company-specific impacts of NHP supply and demand matters; (v) compliance with the Resolution and Plea Agreements and the expected impacts on the Company related to the compliance plan and compliance monitor, and the expected amounts, timing and expense treatment of cash payments and other investments thereunder;(vi) our ability to service our outstanding indebtedness and to comply or regain compliance with financial covenants, including those established by the Sixth Amendment; (vii) our current and forecasted cash position; (viii) our ability to make capital expenditures, fund our operations and satisfy our obligations; (ix) our ability to manage recurring and unusual costs; (x) our ability to execute on our restructuring and site optimization plans and to realize the expected benefits related to such actions; (xi) our expectations regarding the volume of new bookings, pricing, operating income or losses and liquidity; (xii) our ability to effectively manage current expansion efforts or any future expansion or acquisition initiatives undertaken by us; (xiii) our ability to develop and build infrastructure and teams to manage growth and projects; (xiv) our ability to continue to retain and hire key talent; (xv) our ability to market our services and products under our corporate name and relevant brand names; (xvi) our ability to develop new services and products; (xvii) our ability to negotiate amendments to the Credit Agreement or obtain waivers related to the financial covenants defined within the Credit Agreement; and (xviii) the impact of public health emergencies on the economy, demand for our services and products and our operations, including the measures taken by governmental authorities to address such public health emergencies, which may precipitate or exacerbate other risks and/or uncertainties, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission. Further discussion of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in our Annual Report on Form 10-K as filed on December 12, 2023, as well as other filings we make with the Securities and Exchange Commission.

Company Contact	Investor Relations
Inotiv, Inc.	LifeSci Advisors
Beth A. Taylor, Chief Financial Officer	Bob Yedid
(765) 497-8381	(516) 428-8577
btaylor@inotivco.com	bob@lifesciadvisors.com

INOTIV, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
Service revenue	$54,364	$56,295	$165,188	$165,095
Product revenue	51,422	101,173	195,134	266,590
Total revenue	$105,786	$157,468	$360,322	$431,685
Costs and expenses:
Cost of services provided (excluding depreciation and amortization of intangible assets)	39,622	37,555	117,362	108,359
Cost of products sold (excluding depreciation and amortization of intangible assets)	45,083	60,520	161,728	189,709
Selling	5,030	4,780	15,781	14,045
General and administrative	16,782	25,705	56,505	82,296
Depreciation and amortization of intangible assets	14,119	13,864	42,524	40,117
Other operating expense	5,902	6,261	39,661	14,712
Goodwill impairment loss	—	—	—	66,367
Operating (loss) income	$(20,752)	$8,783	$(73,239)	$(83,920)
Other (expense) income:
Interest expense	(12,116)	(10,786)	(34,568)	(31,751)
Other (expense) income	(82)	(12)	1,092	(1,345)
Loss before income taxes	$(32,950)	$(2,015)	$(106,715)	$(117,016)
Income tax benefit	6,863	2,380	16,721	20,820
Consolidated net (loss) income	$(26,087)	$365	$(89,994)	$(96,196)
Less: Net loss attributable to noncontrolling interests	—	(1,475)	(440)	(719)
Net (loss) income attributable to common shareholders	$(26,087)	$1,840	$(89,554)	$(95,477)

(Loss) Income per common share
Net (loss) income attributable to common shareholders:
Basic	$(1.00)	$0.07	$(3.46)	$(3.72)
Diluted	$(1.00)	$0.07	$(3.46)	$(3.72)
Weighted-average number of common shares outstanding:
Basic	25,993	25,726	25,862	25,690
Diluted	25,993	26,021	25,862	25,690

INOTIV, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30,	September 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$14,434	$35,492
Trade receivables and contract assets, net of allowances for credit losses of $5,780 and $7,446, respectively	63,867	87,383
Inventories, net	38,684	56,102
Prepaid expenses and other current assets	32,248	33,408
Assets held for sale	—	1,418
Total current assets	149,233	213,803

Property and equipment, net	189,703	191,068
Operating lease right-of-use assets, net	45,216	38,866
Goodwill	94,286	94,286
Other intangible assets, net	282,540	308,428
Other assets	13,610	10,079
Total assets	$774,588	$856,530

Liabilities, shareholders' equity and noncontrolling interest
Current liabilities:
Accounts payable	$28,325	$32,564
Accrued expenses and other current liabilities	28,064	25,776
Fees invoiced in advance	38,695	55,622
Current portion of long-term operating lease	11,439	10,282
Current portion of long-term debt	378,550	7,950
Total current liabilities	485,073	132,194
Long-term operating leases, net	35,899	29,614
Long-term debt, less current portion, net of debt issuance costs	3,897	369,795
Other long-term liabilities	34,912	6,373
Deferred tax liabilities, net	32,700	50,064
Total liabilities	592,481	588,040

Contingencies (Note 14)

Shareholders’ equity and noncontrolling interest:
Common shares, no par value:
Authorized 74,000,000 shares at June 30, 2024 and at September 30, 2023; 26,006,460 issued and outstanding at June 30, 2024 and 25,777,169 at September 30, 2023	6,463	6,406
Additional paid-in capital	718,459	715,696
Accumulated deficit	(543,272)	(453,278)
Accumulated other comprehensive income	457	330
Total equity attributable to common shareholders	182,107	269,154
Noncontrolling interest	—	(664)
Total shareholders’ equity and noncontrolling interest	182,107	268,490
Total liabilities and shareholders’ equity and noncontrolling interest	$774,588	$856,530

INOTIV, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended June 30,
	2024	2023
Operating activities:
Consolidated net loss	$(89,994)	$(96,196)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisitions:
Depreciation and amortization	42,524	40,117
Employee stock compensation expense	5,118	5,856
Changes in deferred taxes	(17,407)	(27,114)
Provision for expected credit losses	(1,282)	2,175
Amortization of debt issuance costs and original issue discount	2,575	2,339
Non-cash interest and accretion expense	5,553	4,608
Other non-cash operating activities	(711)	2,486
Goodwill impairment loss	—	66,367
Changes in operating assets and liabilities:
Trade receivables and contract assets	24,876	13,047
Inventories	17,520	16,550
Prepaid expenses and other current assets	942	6,272
Operating lease right-of-use assets and liabilities, net	1,092	779
Accounts payable	(4,931)	4,128
Accrued expenses and other current liabilities	2,254	(11,048)
Fees invoiced in advance	(17,017)	(18,098)
Other asset and liabilities, net	24,455	(3,148)
Net cash (used in) provided by operating activities	(4,433)	9,120

Investing activities:
Capital expenditures	(17,015)	(21,324)
Proceeds from sale of property and equipment	5,432	268
Net cash used in investing activities	(11,583)	(21,056)

Financing activities:
Payments on revolving credit facility	—	(21,000)
Payments on senior term notes and delayed draw term loans	(2,073)	(2,070)
Borrowings on revolving credit facility	—	6,000
Borrowings on delayed draw term loan	—	35,000
Other financing activities, net	(2,816)	(1,748)
Net cash (used in) provided by financing activities	(4,889)	16,182

Effect of exchange rate changes on cash and cash equivalents	(153)	753

Net (decrease) increase in cash and cash equivalents	(21,058)	4,999
Less: cash, cash equivalents, and restricted cash held for sale	—	(1,759)
Cash, cash equivalents, and restricted cash at beginning of period	35,492	18,980
Cash, cash equivalents, and restricted cash at end of period, net of cash, cash equivalents and restricted cash held for sale	$14,434	$22,220

Non-cash financing activity:
Paid in kind debt issuance costs	$—	$1,363
Supplemental disclosure of cash flow information:
Cash paid for interest	$27,398	$26,889
Income taxes paid, net	$1,517	$5,979

INOTIV, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECT BUSINESS SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
DSA
Revenue	44,219	46,758	135,548	134,874
Operating income	2,325	4,182	6,771	8,478
Operating income as a % of total revenue	2.2%	2.7%	1.9%	2.0%
Add back:
Depreciation and amortization	4,488	4,235	13,260	11,826
Restructuring costs	205	—	341	97
Startup costs	772	1,781	2,569	5,567
Total non-GAAP adjustments to operating income	5,465	6,016	16,170	17,490
Non-GAAP operating income	7,790	10,198	22,941	25,968
Non-GAAP operating income as a % of DSA revenue	17.6%	21.8%	16.9%	19.3%
Non-GAAP operating income as a % of total revenue	7.4%	6.5%	6.4%	6.0%

RMS
Revenue	61,567	110,710	224,774	296,811
Operating income (loss)	(7,447)	21,886	(32,973)	(36,661)
Operating income (loss) as a % of total revenue	(7.0%)	13.9%	(9.2%)	(8.5%)
Add back:
Depreciation and amortization	9,401	9,629	28,781	28,291
Restructuring costs	252	1,303	2,518	3,212
Amortization of inventory step up	49	136	209	563
Other unusual, third party costs	2,270	2,012	4,628	3,152
Resolution and Plea Agreements	2,000	—	28,500	—
Goodwill impairment loss	—	—	—	66,367
Total non-GAAP adjustments to operating income (loss)	13,972	13,080	64,636	101,585
Non-GAAP operating income	6,525	34,966	31,663	64,924
Non-GAAP operating income as a % of RMS revenue	10.6%	31.6%	14.1%	21.9%
Non-GAAP operating income as a % of total revenue	6.2%	22.2%	8.8%	15.0%

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023

Unallocated Corporate Operating Expenses	(15,630)	(17,285)	(47,037)	(55,737)
Unallocated corporate operating expenses as a % of total revenue	(14.8)%	(11.0)%	(13.1)%	(12.9)%
Add back:
Depreciation and amortization	230	—	483	—
Stock option expense	1,337	2,029	5,118	5,856
Acquisition and integration costs	—	105	70	1,193
Other unusual, third party costs	—	572	—	572
Total non-GAAP adjustments to operating loss	1,567	2,706	5,671	7,621
Non-GAAP operating loss	(14,063)	(14,579)	(41,366)	(48,116)
Non-GAAP operating loss as a % of total revenue	(13.3)%	(9.3)%	(11.5)%	(11.1)%

Total
Revenue	105,786	157,468	360,322	431,685
Operating loss	(20,752)	8,783	(73,239)	(83,920)
Operating loss as a % of total revenue	(19.6)%	5.6%	(20.3)%	(19.4%)
Add back:
Depreciation and amortization	14,119	13,864	42,524	40,117
Stock compensation expense	1,337	2,029	5,118	5,856
Restructuring costs	457	1,303	2,859	3,309
Acquisition and integration costs	—	105	70	1,193
Amortization of inventory step up	49	136	209	563
Startup costs	772	1,781	2,569	5,567
Other unusual, third party costs	2,270	2,584	4,628	3,724
Resolution and Plea Agreements	2,000	—	28,500	—
Goodwill impairment loss	—	—	—	66,367
Total non-GAAP adjustments to operating loss	21,004	21,802	86,477	126,696
Non-GAAP operating income	252	30,585	13,238	42,776
Non-GAAP operating income as a % of total revenue	0.2%	19.4%	3.7%	9.9%

INOTIV, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2024	2023	2024	2023
GAAP Consolidated Net (Loss) Income	(26,087)	365	(89,994)	(96,196)
Adjustments (a)
Interest expense	12,116	10,786	34,568	31,751
Income tax benefit	(6,863)	(2,380)	(16,721)	(20,820)
Depreciation and amortization	14,119	13,864	42,524	40,117
Stock compensation expense	1,337	2,029	5,118	5,856
Acquisition and integration costs (1)	—	506	70	1,594
Startup costs	772	1,781	2,569	5,567
Restructuring costs (2)	457	1,303	2,859	3,309
Unrealized foreign exchange (gain) loss	33	(517)	(576)	(6)
Amortization of inventory step up	49	136	209	563
(Gain) loss on disposition of assets	(79)	68	(938)	319
Other unusual, third party costs	2,270	2,584	4,628	3,724
Resolution and Plea Agreements (4)	2,000	—	28,500	—
Goodwill impairment loss (3)	—	—	—	66,367
Adjusted EBITDA (b)	$124	$30,525	$12,816	$42,145
GAAP consolidated net (loss) income as a percent of total revenue	(24.7)%	0.2%	(25.0)%	(22.3)%
Adjustments as a percent of total revenue	24.8%	19.2%	28.5%	32.0%
Adjusted EBITDA as a percent of total revenue	0.1%	19.4%	3.6%	9.8%
(a)Adjustments to certain GAAP reported measures for the three and nine months ended June 30, 2024 and 2023 include, but are not limited to, the following:
(1)For the three and nine months ended June 30, 2024 and 2023, represents charges for legal services, accounting services, travel and other related activities in connection with various acquisitions and the related integration of those acquisitions.
(2)For the three and nine months ended June 30, 2024, primarily represents costs incurred in connection with the exit of multiple sites and the enablement of the in-house integration of Inotiv’s North American transportation operations as previously disclosed. For the three and nine months ended June 30, 2023, primarily represents costs incurred in connection with the exit of multiple sites as previously disclosed.
(3)For the nine months ended June 30, 2023, represents a non-cash goodwill impairment charge of $66.4 million related to the RMS segment.
(4)For the three and nine months ended June 30, 2024, represents a charge related to the Resolution and Plea Agreements as it relates to the matter in which the U.S. Department of Justice, together with federal and state law enforcement agents, executed a search and seizure warrant on the Cumberland facility on May 18, 2022.
(b)Adjusted EBITDA - Consolidated net loss before interest expense, income tax benefit, depreciation and amortization, stock compensation expense, acquisition and integration costs, startup costs, restructuring costs, unrealized foreign exchange (gain) loss, amortization of inventory step up (gain) loss on disposition of assets, other unusual, third party costs, the charge in connection with the Resolution and Plea Agreements and goodwill impairment loss.